REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and the Shareholders of
Eaton Vance Municipal Bond Fund II, Eaton
Vance California Municipal Bond Fund II,
Eaton Vance Massachusetts Municipal Bond
Fund, Eaton Vance Michigan Municipal
Bond Fund, Eaton Vance New Jersey
Municipal Bond Fund, Eaton Vance New
York Municipal Bond Fund II, Eaton Vance
Ohio Municipal Bond Fund and Eaton
Vance Pennsylvania Municipal Bond Fund:
In planning and performing our audits of the
financial statements of Eaton Vance
Municipal Bond Fund II, Eaton Vance
California Municipal Bond Fund II, Eaton
Vance Massachusetts Municipal Bond Fund,
Eaton Vance Michigan Municipal Bond
Fund, Eaton Vance New Jersey Municipal
Bond Fund, Eaton Vance New York
Municipal Bond Fund II, Eaton Vance Ohio
Municipal Bond Fund and Eaton Vance
Pennsylvania Municipal Bond Fund
(collectively the "Funds") as of and for the
year ended September 30, 2014, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management and trustees
of the trust; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of September
30, 2014.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Municipal Bond
Fund II, Eaton Vance California Municipal
Bond Fund II, Eaton Vance Massachusetts
Municipal Bond Fund, Eaton Vance
Michigan Municipal Bond Fund, Eaton
Vance New Jersey Municipal Bond Fund,
Eaton Vance New York Municipal Bond
Fund II, Eaton Vance Ohio Municipal Bond
Fund and Eaton Vance Pennsylvania
Municipal Bond Fund and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 17, 2014